EXHIBIT 99

INFOCROSSING, INC.[LOGO]


FOR IMMEDIATE RELEASE


Contacts:


Chairman and Chief Executive Officer      Chief Financial Officer
Zach Lonstein                             William McHale
Infocrossing, Inc.                        Infocrossing, Inc.
(201) 840-4726                            (201) 840-4732
zlonstein@infocrossing.com                wmchale@infocrossing.com

Media Relations                           Investor Relations
Michael Wilczak                           Matthew Hayden
Infocrossing, Inc.                        Hayden Communications, Inc.
(201) 840-4941                            (858) 704-5065
mwilczak@infocrossing.com                 matt@haydenir.com


       INFOCROSSING NAMED TO CMP MEDIA, INC.'S CRN FAST-GROWTH 100 LIST OF
                     FASTEST GROWING IT SOLUTION PROVIDERS
================================================================================

LEONIA, NJ, August 15, 2006 - Infocrossing, Inc. (Nasdaq: IFOX) a provider of selective IT outsourcing and business processing solutions announced today the Company has been named to CMP Media, Inc.'s CRN Fast-Growth 100 list of fastest growing solution providers based on two-year revenue growth through 2005. In the July 24, 2006 publication of CRN, Infocrossing ranked number 38 with revenue growth of 167.99% for the period. This was the first time Infocrossing appeared on the list.

CRN is a channel-focused publication that provides insight into which businesses, technologies and solutions are proving to be the most lucrative for resellers. CRN's Fast-Growth 100 list specifically identifies the 100 fastest growing solution providers across all specialty areas and business models.

"We are pleased to be named to the CRN Fast-Growth 100 and we are honored by the recognition of our strong financial performance," stated Zach Lonstein, Chairman and Chief Executive Officer of Infocrossing. "I believe this award is a reflection of our greater presence in the market and our increased investment in building relationships with companies that can resell and recommend our outsourcing services. We expect sales channels to be an increasingly important part of our revenue growth strategy as we continue to build the business," Mr. Lonstein concluded.

To find out more information about Infocrossing's sales channel programs, visit http://www.infocrossing.com/alliances_technology.cfm, or call Infocrossing at
(866) 779-IFOX.


About Infocrossing, Inc. (http://www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks, and business processes to Infocrossing.


About CRN
CRN provides Solution Providers and Technology Integrators with the crucial information and analysis they need to drive their company's sales. As an advocate for and voice of the Channel, Solution Providers turn to CRN first for immediate information. With more than 20 years of experience, CRN is the most trusted source for 117,000 channel professionals. CRN can be found on the Web at http://www.crn.com.

Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc., and (i)Structure, LLC; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

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